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                                                                    EXHIBIT 23.1

The Board of Directors
Trans World Entertainment Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG Peat Marwick LLP

Albany, New York
March 30, 1998